EXHIBIT 16.1
GBH CPAs, PC
24 E. Greenway Plaza, Suite 1875
Houston, Texas 77046
Tel: 713-629-8300
Fax: 713-629-8325

February 8, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC  20549

Dear Sir or Madam:

We have read the statements made by Oncolin Therapeutics, Inc. under Item 4.01 of its Form 8-K to be filed with the Commission on or about February 9, 2010.  We agree with the statements concerning our Firm in such Form 8-K.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ GHB CPAs, P.C.

GHB CPAs, P.C.
www.gbhcpas.com